Exhibit 99.1

Investor Relations Contacts:
Salzwedel Financial Communications, Inc.
(503) 722-7300
jeff@sfcinc.com

Telanetix Reports Third Quarter 2008 Results

- Grows total revenue to $8.5 million, up 6.2% from the second quarter 2008 -
- Increases Voice revenue 6.2% from the second quarter 2008 -
- Improved gross margin to 53.4%, from 46.8% in the second quarter 2008 -
- Drives implementation of Video sales expansion -

BELLEVUE, WA – November 12, 2008 - Telanetix, Inc. (OTC: TNXI) a leading IP solutions provider offering telepresence and VoIP services to the SMB and SME markets, reported financial results for its third quarter ended September 30, 2008.

Doug Johnson, Telanetix’s CEO, said, “During the third quarter, we continued to drive to our goal of long-term sustainable, profitable growth by delivering total revenue increase of 6.2% from last quarter and improving Adjusted EBITDA loss of $138,000, compared to an Adjusted EBITDA loss of $1.3 million last quarter.  Our performance was anchored by our solid Voice revenue growth of 6.2% quarter-over-quarter. Even as the economic environment has become challenging, our core voice line count grew quarter-over-quarter 7% to 81,200 lines. We maintained another strong quarter in low customer churn of 1.9%. Additionally, we continued to execute our Video expansion strategy, hiring key telepresence veterans to develop more distribution channels for 2009.  Our strategy was supported by both our cost reductions and our successful capital raise of $2 million in August.”

Financial Highlights for the Third Quarter of 2008 Compared to the Second Quarter of 2008

•	Revenue was $8.5 million, up from $8.0 million.
o	Video revenue was $1.7 million, up from $1.6 million.
o	Voice and network revenue was $6.8 million, up from $6.4 million.
•	Gross profit was $4.5 million, or 53.4% of revenue, compared to $3.7 million, or 46.8% of revenue.
o	Voice gross margin was 59.3%, compared to 53.4%.
o	Video gross margin was 29.9%, compared to 20.8%.
•	SG&A was $4.4 million including $715,000 in stock-based compensation, compared to $6.0 million including $2.0 million in stock-based compensation.
•	Total operating expense was $6.5 million including $775,000 in stock-based compensation, compared to $8.5 million including $2.4 million in stock-based compensation.
•
Net loss was $619,000, or $0.02 per diluted share, compared to a net income, which included the recognition of $10.9 million for the change in fair market value of derivative liabilities, of $4.4 million, or $0.15 per share, in second quarter 2008.

•
Third quarter 2008 Adjusted EBITDA was a loss of $138,000, compared to a loss of $1.3 million last quarter.  The improvement in Adjusted EBITDA reflects improved revenue, gross margins and the initial impact of cost cutting programs.

•	At September 30, 2008, the cash and cash equivalents balance was $1.4 million.

”We understand that economic challenges increase the need for companies to operate even more prudently.  Telanetix delivers low-cost, IP-based communication services via broadband that can be easily integrated into an existing infrastructure instantly creating cost savings for our customers. Our strong foundation in core voice services combined with improvements to our video sales program position us well with SMB and SME. Even in this difficult economic environment, we expect we will continue to drive revenue growth and Adjusted EBITDA progress and generally improve the health of our company,” concluded Johnson.

Management believes certain non-GAAP measures provide relevant and meaningful measures by which investors can evaluate the business. EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization, and the company defines Adjusted EBITDA as EBITDA adjusted for non-cash items including stock-based and warrant compensation, charges related to changes in fair market value of warrant and beneficial conversion feature liabilities.  A reconciliation can be found at the end of this release.

Recent Corporate Highlights

•
Successfully launched Digital Phone Service (DPS) at Costco via combined business phone service and business phone system package to Costco's Membership, targeted at members running small businesses with five or fewer employees. This segment represents over 60% of all registered businesses in the U.S.

•
Hired three veteran telepresence sales leaders who will report to J.D. Vaughn, Vice President of Worldwide Video Sales: Brice Drogosch, Western Vice Regional Vice President of Video Sales; Steve Parrish, Eastern Region Vice President of Video Sales; and Linda Bickelman, Director of Channel Development -- Video.

•	Launched “Represence,” a new upgrade program to layer full telepresence functionality into existing video conferencing rooms regardless of existing hardware solution.

•
Won Digital Presence(TM) Telepresence Service order from St. Vincent Catholic Medical Centers of New York for a variety of organizational applications including intercampus Executive Communication, Remote Staff Training, Organization-wide "Public Forum" Virtual Meetings, and Disaster Preparedness Communications.

•
Received proceeds of $2.0 million August 13th by increasing the six-year, interest only, non-amortizing debentures to an aggregate principal amount of $28.2 million, up from the $26.1 million principal announced on July 1st.

•	Appointed Doug Johnson to chairman of the board in addition to his duties as chief executive officer.

Conference Call Information

Management will conduct a conference call at 10:00 am PT/1:00 pm ET on November 12, 2008 to discuss the company’s third quarter 2008 results.  To access the call in the United States, dial 888-680-0865; to dial-in internationally, dial 617-213-4853 and enter passcode 63240796.  The call will also be broadcast live over the Internet and will be available for replay for 90 days at www.telanetix.com. A telephone replay will be available two hours after the call through November 19, 2008 by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. All parties will need the following replay pass code 46739717.

About Telanetix, Inc.

Telanetix is a leading IP solutions provider offering telepresence and advanced communication services to the SMB (small to medium business) and SME (small to medium enterprise)  markets. By leveraging on ubiquitous network infrastructures, Telanetix’s solutions meet the real-world communications demands of its customers. The company’s core technologies include a Telepresence offering, called Digital Presence™, designed to create fully immersive and interactive meeting environments that incorporate voice, video and data from multiple locations into a single environment; and IP enabled enhanced services that give companies flexible calling solutions at a fraction of the price of traditional telecom providers. Additional information can be found at the Telanetix corporate website, www.telanetix.com.

Safe Harbor Statement

Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the company with the Securities and Exchange Commission. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The companies undertake no obligation to publicly release statements made to reflect events or circumstances after the date hereof.

-Tables to Follow -

TELANETIX, INC.
Condensed Consolidated Balance Sheets

	September 30, 2008	December 31, 2007
	(Unaudited)
ASSETS
Current assets
Cash	$1,406,399	$3,779,821
Accounts receivable, net	2,825,746	2,406,885
Inventory	559,208	230,590
Prepaid expenses and other current assets	673,101	455,577
Total current assets	5,464,454	6,872,873
Property and equipment, net	5,483,346	5,844,421
Goodwill	7,821,728	6,934,304
Purchased intangibles, net	19,198,336	20,953,333
Other assets	1,105,919	738,024
Total assets	$39,073,783	$41,342,955
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$2,655,513	$1,897,165
Accrued liabilities	2,820,299	2,618,305
Line of credit	-	503,590
Deferred revenue	1,000,498	1,018,515
Deferred compensation, current portion	130,834	445,389
Current portion of capital lease obligations	993,618	1,200,989
Convertible debentures, current portion	-	3,670,734
Warrant and beneficial conversion feature liabilities	4,702,811	9,103,923
Total current liabilities	12,303,573	20,458,610
Non-current liabilities
Capital lease obligations, net of current portion	1,026,582	1,433,694
Deferred revenue	166,215	69,700
Convertible debentures, less current portion	18,600,929	1,003,178
Total non-current liabilities	19,783,726	2,506,572
Total liabilities	32,097,299	22,965,182
Stockholders' equity
Preferred stock, $.0001; Authorized:10,000,000;
Issued and outstanding: None at September 30, 2008 and 13,000 at December 31, 2007	-	1
Common stock, $.0001 par value; Authorized: 200,000,000 shares;
Issued and outstanding: 29,364,292 at September 30, 2008 and 23,079,576 at December 31, 2007	2,937	2,308
Additional paid in capital	32,361,364	39,011,923
Warrants	10,000	10,000
Accumulated deficit	(25,397,817)	(20,646,459)
Total stockholders' equity	6,976,484	18,377,773
Total liabilities and stockholders' equity	$39,073,783	$41,342,955

TELANETIX, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
		(Restated)		(Restated)
Revenues
Product revenues	$1,654,038	$1,185,941	$4,460,756	$3,589,929
Service revenues	6,843,547	1,075,774	19,692,125	1,179,366
Total revenues	8,497,585	2,261,715	24,152,881	4,769,295

Cost of revenues
Cost of product revenues	1,122,393	1,158,750	3,507,050	2,684,818
Cost of service revenues	2,836,558	575,274	8,925,787	663,772
Total cost of revenues	3,958,951	1,734,024	12,432,837	3,348,590
Gross profit	4,538,634	527,691	11,720,044	1,420,705

Operating expenses
Selling, general and administrative	4,435,280	1,927,957	14,940,248	4,651,221
Research, development and engineering	1,266,947	473,444	4,311,154	832,551
Depreciation	230,733	134,966	635,930	171,710
Amortization of purchased intangibles	584,999	108,333	1,754,997	108,333
Total operating expenses	6,517,959	2,644,700	21,642,329	5,763,815
Operating loss	(1,979,325)	(2,117,009)	(9,922,285)	(4,343,110)

Other income (expense)
Interest income	283	47,500	17,076	70,144
Interest expense	(1,480,689)	(3,080,358)	(4,469,134)	(4,607,409)
Change in fair market value of warrant and beneficial conversion feature liabilities	2,840,233	2,686,252	11,572,985	(524,532)
Gain on disposal of fixed assets	-	-	-	4,339
Total other income (expense)	1,359,827	(346,606)	7,120,927	(5,057,458)
Net income (loss)	(619,498)	(2,463,615)	(2,801,358)	(9,400,568)
Series A preferred stock dividends, accretion and increase in stated value	-	(8,716,480)	(3,178,003)	(8,716,480)
Net income (loss) applicable to common stockholders	$(619,498)	$(11,180,095)	$(5,979,361)	$(18,117,048)

Net income (loss) per share - basic	$(0.02)	$(0.59)	$(0.24)	$(1.07)

Weighted average shares outstanding - basic	27,854,837	18,970,142	25,266,459	16,926,615

TELANETIX, INC.
Supplemental Table of Revenue Breakdown

Three months ended September 30,

	Video Solutions	Voice and Network Solutions	Total
2008
Revenues	$1,710,873	$6,786,712	$8,497,585

2007
Revenues	$1,226,691	$1,035,024	$2,261,715

Nine months ended September 30,

	Video Solutions	Voice and Network Solutions	Total
2008
Revenues	$4,764,791	$19,388,090	$24,152,881

2007
Revenues	$3,734,271	$1,035,024	$4,769,295

TELANETIX, INC.
Reconciliation from Net Income to EBITDA and Adjusted EBITDA

	Three months ended
	September 30, 2008	June 30, 2008
Net Income (loss)	$(619,498)	$4,428,291
Depreciation and amortization of purchased intangibles	1,065,764	1,038,053
Interest expense	1,480,689	1,722,850
EBITDA	1,926,955	7,189,194
Adjustments for certain non-cash expenses:
Change in fair market value of warrant and beneficial conversion feature liabilities	(2,840,233)	(10,941,244)
Stock and warrant compensation (1)	775,290	2,418,342
Adjusted EBITDA	$(137,988)	$(1,333,708)

(1) Stock-based and warrant compensation for the period ended June 30, 2008 included $1.8 million in severance costs, including accelerated vesting and modifications to options.